NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800


                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                 FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2004

Woodland Hills, California, November 8, 2004 - Unico American Corporation (NASDAQ - "UNAM") announced today that for its quarter ended September 30, 2004, revenues were $15,477,954 and net income was $1,426,213 ($0.26 diluted income per share) compared with revenues of $13,228,806 and net loss of $733,562 ($0.13 diluted loss per share) for the quarter ended September 30, 2003. Revenues for the nine months ended September 30, 2004, were $46,401,559 and net income was $3,917,600 ($0.70 diluted income per share) compared with revenues of $36,937,413 and net income of $60,797 ($0.01 diluted income per share) for the nine months ended September 30, 2003.


Stockholders' equity was $41,200,051 at September 30, 2004, or $7.50 per common share including unrealized after-tax investment gains of $922,573 compared to stockholders' equity of $38,470,857 or $7.01 per common share including unrealized after-tax investment gains of $2,110,979 at December 31, 2003.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)



                                              Three Months Ended Ended             Nine Months Ended
                                                    September 30                      September 30
                                                    ------------                      ------------
                                                 2004          2003                2004          2003
                                                 ----          ----                ----          ----
Revenues
--------
Insurance Company Revenues
   Premium earned                               $17,298       $14,174             $50,612       $38,248
   Premium ceded                                  4,798         4,460              13,198        11,839
                                                 ------         -----              ------        ------
      Net premium earned                         12,500         9,714              37,414        26,409
   Investment income                              1,053         1,168               3,168         3,649
   Other income                                      24            28                  73            70
                                                 ------        ------              ------        ------
      Total Insurance Company Revenues           13,577        10,910              40,655        30,128

Other Revenues from Insurance Operations
   Gross commissions and fees                     1,656         2,055               4,996         6,062
   Investment income                                 10            12                  28            38
   Finance charges and fees earned                  232           247                 714           698
   Other income                                       3             5                   9            11
                                                 ------        ------              ------        ------
      Total Revenues                             15,478        13,229              46,402        36,937
                                                 ------        ------              ------        ------

Expenses
--------
Losses and loss adjustment expenses               8,720         9,710              26,329        23,386
Policy acquisition costs                          2,616         2,133               7,739         5,786
Salaries and employee benefits                    1,256         1,290               3,570         3,769
Commissions to agents/brokers                       227           375                 728         1,160
Other operating expenses                            540           746               2,002         2,629
                                                 ------        ------              ------        ------
   Total Expenses                                13,359        14,254              40,368        36,730
                                                 ------        ------              ------        ------

   Income (Loss) Before Income Taxes              2,119        (1,025)              6,034           207
Income Tax Provision (Benefit)                      693          (291)              2,116           146
                                                  -----           ---               -----           ---
   Net Income (Loss)                             $1,426         $(734)             $3,918           $61
                                                  =====           ===               =====            ==


PER SHARE DATA
--------------
Basic
  Earnings (Loss) Per Share                       $0.26        $(0.13)              $0.71         $0.01
  Weighted Average Shares (000)                   5,490         5,490               5,490         5,490
Diluted
  Earnings (Loss) Per Share                       $0.26        $(0.13)              $0.70         $0.01
  Weighted Average Shares (000)                   5,581         5,490               5,577         5,523


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                69.5%         99.7%               70.1%         88.2%
Underwriting Expenses                              29.6%         29.5%               28.9%         29.3%
                                                   ----         -----                ----         -----
  Combined Ratio                                   99.1%        129.2%               99.0%        117.5%
                                                   ====         =====                ====         =====